As filed with the Securities and Exchange Commission on September 17, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIRST MERCHANTS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Indiana	35-1544218
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

200 East Jackson Street

Muncie, Indiana 47305

(765) 747-1500

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Mark K. Hardwick

Chief Executive Officer

First Merchants Corporation

200 East Jackson Street

Muncie, Indiana 47305

(765) 747-1500

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Jeremy E. Hill, Esq. Dentons Bingham Greenebaum LLP 2700 Market Tower 10 W. Market Street Indianapolis, Indiana 46204 (317) 635-8900	Brian T. Hunt, Esq. Senior Vice President – General Counsel First Merchants Corporation 200 East Jackson Street Muncie, Indiana 47305 (765) 747-1500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Warrants

Units

Purchase Contracts

The securities listed above may be offered and sold by us and/or may be offered and sold, from time to time, by one or more selling security holders to be identified in the future, in amounts, at prices, and on other terms to be determined at the time of the offering. We will provide the specific terms and manner of offering of these securities in supplements to this prospectus. The prospectus supplements may also add, update, or change information contained in this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement.

Our common stock is listed on the Nasdaq Global Select Market and trade under the symbol “FRME.” None of the other securities that we may offer are currently traded on any securities exchange.

We may offer and sell these securities to or through one or more underwriters, dealers and agents or directly to purchasers on a continued or delayed basis.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

Our principal executive offices are located at 200 East Jackson Street, Muncie, Indiana 47305, and our telephone number at that address is (765) 747-1500.

You should read this prospectus and any applicable prospectus supplements carefully before you invest. Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors,” on page 1 of this prospectus, in any prospectus supplement and in the documents we file with the Securities and Exchange Commission that are incorporated in this prospectus or any applicable prospectus supplement by reference for certain risks and uncertainties you should consider.

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front of such documents. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

These securities will be our equity securities or unsecured obligations, will not be savings accounts, deposits or other obligations of any bank or savings association, and will not be insured by the Federal Deposit Insurance Corporation, the bank insurance fund or any other governmental agency or instrumentality.

Neither the Securities and Exchange Commission, nor any bank regulatory agency, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 17, 2026.

RISK FACTORS

Investing in the offered securities involves risk. Prior to making any investment decision with respect to the securities that we may offer, prospective investors should carefully consider the specific factors set forth under the caption “Risk Factors” in the applicable prospectus supplement and in our periodic reports filed with the U.S. Securities and Exchange Commission (the “SEC”) that are incorporated by reference herein and therein, together with all of the other information appearing in this prospectus or in the applicable prospectus supplement or incorporated by reference into this prospectus or in the applicable prospectus supplement in light of their particular investment objectives and financial circumstances.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration or continuous offering process. Under this shelf process, we or one or more selling security holders to be identified in the future may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

The following securities may be offered from time to time:

•	common stock;

•	preferred stock, which we may issue in one or more series;

•	depositary shares;

•	debt securities, which we may issue in one or more series;

•	warrants entitling the holders to purchase common stock or debt securities;

•	units; and

•	purchase contracts for the purchase or sale of our common stock, preferred stock, debt securities or depositary shares.

This prospectus provides you with a general description of the securities that we or any selling security holder may offer as well as other information you should know before investing in our securities. Each time that we or any selling security holders offer securities, we will file with the SEC a prospectus supplement containing specific information about the terms of the securities being offered. The prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update, or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and the applicable prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website or at the SEC facilities mentioned under the heading “Where You Can Find More Information.”

References to “we,” “us,” “our,” “First Merchants” or the “Corporation” refer to First Merchants Corporation and its directly or indirectly owned subsidiaries, unless the context otherwise requires. The term “you” refers to a prospective investor.

We have not, and the underwriters and their affiliates and agents have not, authorized any person to provide any information or represent anything about us other than what is contained or incorporated by reference in this prospectus or the applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We do not, and the underwriters and their affiliates and agents do not, take any responsibility for, and can provide no assurance as to the reliability of, information that others may provide you. The Corporation may only use this prospectus to sell securities if it is accompanied by a prospectus supplement which includes the specific terms of that offering. The Corporation is only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

The Corporation may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by the Corporation directly or through dealers or agents designated from time to time. If the Corporation, directly or through agents, solicits offers to purchase the securities, the Corporation reserves the sole right to accept and, together with its agents, to reject, in whole or in part, any of those offers.

The prospectus supplement will contain the names of the underwriters, dealers, or agents, if any, together with the terms of offering, the compensation of those underwriters, dealers, or agents, and the net proceeds to us. Any underwriters, dealers, or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

One or more of our subsidiaries, including First Merchants Bank, may buy and sell any of the securities after the securities are issued as part of their business as a broker-dealer. Those subsidiaries may use this prospectus and the related prospectus supplement in those transactions. Any sale by a subsidiary will be made at the prevailing market price at the time of sale.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at https://www.sec.gov and on the investor relations page of our website at https://www.firstmerchants.com. Except for those SEC filings incorporated by reference in this prospectus, none of the other information on our website is part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information that we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file in the future with the SEC will automatically modify, supersede or update this prospectus. In other words, in the case of a conflict or inconsistency between information in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

This prospectus incorporates by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”) (other than those “furnished” pursuant to Item 2.02 or Item 7.01 in any Current Report on Form 8-K or other information deemed to have been “furnished” rather than filed in accordance with the SEC’s rules) after the initial filing of the registration statement related to this prospectus until the termination of the offering of the securities covered by the applicable prospectus supplement:

•	Our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 25, 2026 (our “Annual Report”);

•

Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 3, 2026 (solely to the extent incorporated by reference in Part III of our Annual Report on Form 10-K for the year ended December 31, 2025);

•	Our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2026, and June 30, 2026, filed with the SEC on May 1, 2026 and July 31, 2026, respectively;

•

Our Current Reports on Form 8-K filed with the SEC on January 12, 2026, January  16, 2026, February  2, 2026, February  6, 2026, February  9, 2026, February  10, 2026, April  16, 2026, May  19, 2026, May  19, 2026, May  20, 2026, June  24, 2026, July  2, 2026, July  13, 2026, and August 14, 2026, which are incorporated by reference into this prospectus in their entirety; and

•

The description of First Merchants’ common stock set forth in the registration statement filed by First Merchants pursuant to Section  12 of the Exchange Act, as such description has been updated and superseded by the description of our capital stock contained in Exhibit 4.7 to our Annual Report on Form 10-K for the year ended December 31, 2022, filed on March 1, 2023, including any amendments or reports filed with the SEC for the purpose of updating such descriptions.

Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules.

Upon written or oral request, we will provide, at no cost to the requester, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may make a request by writing to or calling us at the following address or telephone number:

First Merchants Corporation

P.O. Box 792

Muncie, Indiana 47308-0792

Attention: Shareholder Relations

Phone Nos.: (765) 741-7278 or

(800) 262-4261, Ext. 27278

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement, and the documents incorporated by reference or deemed incorporated by reference into this prospectus or any accompanying prospectus supplement and any other written or oral statements made by us from time to time may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Exchange Act. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “believe”, “continue”, “pattern”, “estimate”, “project”, “intend”, “anticipate”, “expect” and similar expressions or future or conditional verbs such as “will”, “would”, “should”, “could”, “might”, “can”, “may”, or similar expressions. These forward-looking statements include:

•	statements of the Corporation’s goals, intentions, and expectations;

•	statements regarding the Corporation’s business plan and growth strategies;

•	statements regarding the asset quality of the Corporation’s loan and investment portfolios; and

•	estimates of the Corporation’s risks and future costs and benefits.

All forward-looking statements are subject to risks, uncertainties, and other factors, many of which are beyond our control, that may cause the actual results, performance, or achievements of the Corporation to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, among others:

•	fluctuations in market rates of interest and loan and deposit pricing, which could negatively affect our net interest margin, asset valuations, and expense expectations;

•	adverse changes in the economy, which might affect our business prospects and could cause credit-related losses and expenses;

•	the impacts of epidemics, pandemics, or other infectious disease outbreaks;

•	the impacts related to or resulting from recent bank failures or adverse developments at other banks on general investor sentiment regarding the stability and liquidity of banks;

•	adverse developments in our loan and investment portfolios;

•	competitive factors in the banking industry, such as the trend towards consolidation in our market;

•	changes in the banking legislation or the regulatory requirements of federal and state agencies applicable to bank holding companies and banks like our affiliate bank;

•	acquisitions of other businesses by us and integration of such acquired businesses;

•	changes in market, economic, operational, liquidity, credit, and interest rate risks associated with our business; and

•	the continued availability of earnings and excess capital sufficient for the lawful and prudent declaration and payment of cash dividends.

Actual results, performance or achievement could differ materially from those contained in these forward-looking statements for a variety of reasons, including, without limitation, those discussed under “Risk Factors” in the applicable prospectus supplement and Item 1A of our most recent Annual Report on Form 10-K, and other factors discussed in the filings we make with the SEC.

All forward-looking statements attributable to the Corporation are expressly qualified in their entirety by these cautionary statements. Forward-looking statements speak only as of the date on which such statements are made.

Except as required by law, we disclaim any obligation to update these forward-looking statements, whether as a result of new information, future events, or otherwise. There is no assurance that future results, levels of activity, performance, or goals will be achieved.

THE COMPANY

First Merchants is a financial holding company headquartered in Muncie, Indiana and was organized in September 1982. First Merchants common stock is listed on the Nasdaq Global Select Market under the symbol “FRME.” The Corporation conducts its banking operations through First Merchants Bank, a wholly-owned subsidiary that opened for business in Muncie, Indiana in March 1893. First Merchants Bank also operates First Merchants Private Wealth Advisors (a division of First Merchants Bank). First Merchants Bank operates 126 banking locations in Indiana, Ohio, and Michigan. In addition to its branch network, the Corporation offers comprehensive electronic and mobile delivery channels to its customers. The Corporation’s business activities are currently limited to one reportable business segment, which is community banking.

Through First Merchants Bank, the Corporation offers a broad range of commercial and consumer banking services to meet the diverse needs of our customers. Our commercial banking team offers a full spectrum of debt capital, treasury management services, and depository products. The consumer banking group offers a variety of consumer deposit and lending products. The mortgage banking team offers consumer mortgage solutions to assist with the purchase, refinance, construction, or renovation of residential properties. Private Wealth Advisors offers personal wealth management services with expertise in investment management, private banking, fiduciary estate, and financial planning.

SECURITIES WE MAY OFFER

We may use this prospectus to offer securities in one or more offerings. A prospectus supplement, which we will provide each time we offer securities, will describe the amounts, prices and detailed terms of the securities, may describe risks associated with an investment in the securities, and will describe the particular material terms of the offered securities. If indicated in the applicable prospectus supplement, the terms of the offered securities may differ from the terms summarized in this prospectus. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities and the securities exchange, if any, on which the securities will be listed. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified. The securities of each class as described in this prospectus may also be offered and sold, from time to time, by one or more selling security holders to be identified in the future. The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize certain material terms and provisions of the various types of securities that we or selling security holders may offer and do not contain all of the information that may be useful or important to you. You should refer to the provisions of the actual documents whose terms are summarized herein and in the applicable prospectus supplement because those documents, and not the summaries, define your rights as holders of the relevant securities. The forms of these documents will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information.”

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or reject, in whole or in part, any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them. We may issue securities in book-entry form through one or more depositaries, such as The Depository Trust Company, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will issue the securities in registered form, without coupons.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement. If any securities are to be listed on a securities exchange, the applicable prospectus supplement will state that information.

Common Stock

We may sell our common stock, which have no par value. In a prospectus supplement, we will describe the aggregate number of shares offered, the offering price or prices of the shares, dividend rights, voting rights, rights upon liquidation or dissolution, and other relevant rights with respect to the common stock offered for sale in any such offering.

Preferred Stock and Depositary Shares

We may sell our preferred stock, which have no par value, in one or more series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a preferred share represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.

Debt Securities

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible or exchangeable debt. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the level of seniority or subordination (as applicable), the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the debt securities.

Warrants

We may issue warrants, in one or more series, for the purchase of our common stock, preferred stock and/or debt securities. Warrants may be offered independently, together with other securities offered by any prospectus supplement, or through a dividend or other distribution to shareholders and may be attached to or separate from other securities. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.

Units

We may sell any combination of one or more of the other securities described in this prospectus, together as units. In a prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.

Purchase Contracts

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our common stock, preferred stock, debt securities or depositary shares. The applicable prospectus supplement will describe the terms of any purchase contracts and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock, certain provisions of our articles of incorporation and bylaws and certain provisions of Indiana law is a summary. The following description of the material terms of our capital stock is only a summary. The summary does not purport to be exhaustive and is qualified in its entirety by reference to our articles of incorporation, bylaws and the Indiana Business Corporation Law (the “IBCL”), as well as any other documents referenced in this summary and from which this summary is derived. Copies of our articles of incorporation and our bylaws have been filed with the SEC and are filed as exhibits to the registration statement of which this prospectus forms a part.

Common Stock

Authorized Common Stock

The total number of shares of common stock that we are authorized to issue is 100,000,000, all with no par value. Our common stock is listed on the Nasdaq Global Select Market under the symbol “FRME.” As such, the holders of our common stock are generally not restricted on sales of their shares.

General

Voting Rights. Each share of our common stock is entitled to one vote. Directors are elected by a plurality of the votes cast by the shares entitled to vote in an election at a shareholder’s meeting at which a quorum is present. Shareholders do not have a right to cumulate their votes for directors. The affirmative vote of a majority of the shares present and voting at a meeting of shareholders, in person or by proxy, is required for approval of all items submitted to the shareholders for consideration other than (i) the election of directors, as described above, which is based on a plurality of votes cast, (ii) certain amendments to our articles of incorporation, as described below under “Articles of Incorporation and Bylaw Amendments,” which require a greater percentage, and (iii) certain transactions involving one or more shareholders owning, directly or indirectly, not less than ten percent (10%) of our voting shares (see “Indiana Law and Certain Provisions of Our Articles of Incorporation; Anti-takeover Measures” below) or a liquidation or dissolution of us or any of our material subsidiaries, which, in such cases, requires the affirmative vote of the holders of not less than three-fourths (3/4) of our voting shares.

Dividend Rights. The holders of our common stock are entitled to dividends and other distributions when, as and if declared by our board of directors.

Generally, we may not pay a dividend if, after giving effect to the dividend:

•	we would not be able to pay our debts as they become due in the usual course of business; or

•	our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy preferential rights of shareholders payable upon dissolution.

Our principal source of funds for dividend payments to shareholders is dividends received from First Merchants Bank, our wholly-owned bank subsidiary. Banking regulations limit the maximum amount of dividends that a bank may pay without requesting prior approval of regulatory agencies. Under these regulations, the amount of dividends that may be paid in any calendar year is limited to a bank’s retained net income (as defined in the regulations) for the current year plus those for the previous two years, subject to the capital requirements described above.

First Merchants Bank will ordinarily be restricted to paying dividends in a lesser amount to us than is legally permissible because of the need for banks to maintain adequate capital consistent with the capital adequacy guidelines promulgated by the banks’ principal federal regulatory authorities. If a bank’s capital levels are deemed inadequate by the regulatory authorities, payment of dividends to its parent holding company may be prohibited. First Merchants Bank is not currently subject to such a restriction.

Redemption. Under Indiana law, we may only redeem or acquire shares of our common stock with funds legally available therefor, and shares so acquired constitute authorized but unissued shares. We may not redeem or acquire our shares of common stock if, after such redemption, we would not be able to pay our debts as they become due. Additionally, we may not redeem our shares if our total assets would be less than the sum of our total liabilities plus preferential rights of shareholders payable upon dissolution.

Liquidation Rights. In the event of any liquidation or dissolution of us, our shareholders are entitled to receive pro rata, according to the number of shares held, any assets distributable to shareholders, subject to the payment of our liabilities and any rights of creditors and holders of shares of our preferred stock then outstanding.

Preemptive Rights. Our articles of incorporation do not provide for preemptive rights for shareholders to subscribe for any new or additional shares of common stock.

Articles of Incorporation and Bylaw Amendments. Indiana law generally requires shareholder approval for most amendments to a corporation’s articles of incorporation by a majority of a quorum at a shareholder’s meeting (and, in certain cases, a majority of all shares held by any voting group entitled to vote). However, Indiana law permits a corporation in its articles of incorporation to specify a higher shareholder vote requirement for certain amendments. Our articles of incorporation require (i) the affirmative vote of three-fourths (3/4) of our outstanding shares of stock entitled to vote for an amendment to certain significant provisions of the articles of incorporation (see “Removal of Directors” and “Classification of the Board of Directors” below), and (ii) a majority of our outstanding shares for all other amendments.

Unless otherwise provided in the bylaws or in the articles of incorporation, our board of directors, by a majority vote of the actual number of directors elected and qualified, may from time to time make, alter, amend or repeal the bylaws.

Removal of Directors. Our articles of incorporation and bylaws provide that any director or all directors may be removed, with or without cause, at a meeting of shareholders upon the vote of the holders of not less than two-thirds (2/3) of the outstanding shares of capital stock entitled to vote on the election of directors. However, if two-thirds (2/3) of the entire board of directors recommends removal of a director to the shareholders, then such director may be removed by the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock entitled to vote on the election of directors at a shareholders meeting. Amendment of these provisions of our articles of incorporation requires the affirmative vote of three-fourths (3/4) of our outstanding shares of stock entitled to vote on such amendment. A two-thirds (2/3) vote of the entire board of directors is required to amend such provisions of our bylaws.

Classification of the Board of Directors. Our articles of incorporation and bylaws provide that the directors of the board of directors shall be divided into three classes, with the number of directors in each class being as nearly equal as possible and the term for one class expiring at each annual meeting of shareholders (i.e., directors generally serve three-year staggered terms). The directors in each class are eligible for re-election to a new term by the shareholders at the annual meeting held in the year in which the term for their class expires. Amendment of these provisions of our articles of incorporation requires the affirmative vote of three-fourths (3/4) of our outstanding shares of stock entitled to vote on such amendment. A two-thirds (2/3) vote of the entire board of directors is required to amend such provisions of our bylaws. Commencing with the annual meeting of shareholders to be held in 2027, the classification of our board of directors shall terminate and all directors shall, as of such meeting and thereafter, be elected for a one-year term expiring at the next annual meeting of shareholders and until their successors are elected and qualified.

Vacancies occurring between annual meetings caused by a director’s resignation, death or other incapacity, or by an increase in the number of directors, may be filled by a majority vote of the remaining members of the board of directors until our next annual meeting of shareholders.

As stated above, our shareholders do not have cumulative voting rights in the election of directors.

Preferred Stock

Authorized Preferred Stock

Our authorized preferred stock consists of 500,000 shares of preferred stock, without par value. As of June 30, 2026, 10,000 shares of preferred stock were issued and outstanding, comprised of 10,000 shares of 7.50% Non-Cumulative Perpetual Preferred Stock, Series A.

General

Under our articles of incorporation and the IBCL, preferred stock may be issued from time to time in one or more series, upon board authorization and without shareholder approval. Within certain legal limits, our board of directors is authorized to determine the terms of any series of preferred stock, including:

•	designation, number of shares to issue, price, dividend rate, voting rights and liquidation preferences;

•	any redemption, sinking fund or conversion provisions; and

•	any other terms, limitations and relative rights and preferences.

As a result, our board of directors, without shareholder approval, could authorize preferred stock to be issued with voting, conversion and other rights that could adversely affect the voting power and other rights of common shareholders or other outstanding series of preferred stock.

Each series of preferred stock will have the dividend, liquidation, redemption and voting rights described below unless otherwise described in a prospectus supplement pertaining to a specific series of preferred stock.

The applicable prospectus supplement will describe the following terms of the series of preferred stock in respect of which this prospectus is being delivered:

•	the designation of that series and the number of shares offered;

•	the amount of the liquidation preference, if any, per share or the method of calculating the amount;

•	the initial public offering price at which shares of that series will be issued;

•	the dividend rate, if any, or the method of calculating the rate and the dates on which dividends will begin to cumulate, if applicable;

•	any redemption or sinking fund provisions;

•	any conversion or exchange rights;

•	any voting or additional rights, preferences, privileges, qualifications, limitations and restrictions;

•	any securities exchange listing;

•	the relative ranking and preferences of that series as to dividend rights and rights upon liquidation, dissolution or winding up of the Corporation; and

•	any other terms of that series.

Shares of our preferred stock, when issued against full payment of the purchase price, will be validly issued, fully paid and non-assessable.

When appropriate, the applicable prospectus supplement will describe the United States federal income tax considerations relevant to the preferred stock.

Rank. Each series of preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank prior to common stock. The rank of each separate series of preferred stock will be described in the applicable prospectus supplement, but all shares of each series will be of equal rank with each other.

Dividends. Holders of each series of preferred stock will be entitled to receive, when, as and if our board of directors declares, cash dividends, payable at the dates and at the rates per share as described in the applicable prospectus supplement. Those rates may be fixed, variable or both.

Dividends may be cumulative or non-cumulative, as described in the applicable prospectus supplement. If dividends on a series of preferred stock are non-cumulative and if our board of directors fails to declare a dividend for a dividend period for that series, then holders of that preferred stock will have no right to receive a dividend for that dividend period, and we will have no obligation to pay the dividend for that period, whether or not dividends are declared for any future dividend payment dates. If dividends on a series of preferred stock are cumulative, the dividends on those shares will accrue from and after the date mentioned in the applicable prospectus supplement.

Redemption. The terms on which any series of preferred stock may be redeemed will be set forth in the applicable prospectus supplement. All shares of preferred stock which we redeem, purchase or acquire, including shares surrendered for conversion or exchange, will be retired and restored to the status of authorized but unissued shares, but may be reissued only as a part of the preferred stock other than the series of which they were originally a part.

Liquidation. In the event of our voluntary or involuntary liquidation, dissolution or winding up, preferred shareholders of any particular series will be entitled, subject to creditors’ rights and holders of any series of preferred stock ranking senior as to liquidation rights, but before any distribution to common shareholders or holders of any series of preferred stock ranking junior as to liquidation rights, to receive a liquidating distribution in the amount of the liquidation preference, if any, per share as mentioned in the applicable prospectus supplement, plus accrued and unpaid dividends for the current dividend period. This would include any accumulation of unpaid dividends for prior dividend periods, if dividends on that series of preferred stock are cumulative. If the amounts available for distribution upon our liquidation, dissolution or winding up are not sufficient to satisfy the full liquidation rights of all the outstanding preferred stock of that series and all stock ranking equal to that series of preferred stock, then the holders of each series of that stock will share ratably in any distribution of assets in proportion to the full respective preferential amount, which may include accumulated dividends, to which they are entitled. After the full amount of the liquidation preference is paid, the holders of preferred stock will not be entitled to any further participation in any distribution of our assets.

Voting. The voting rights of preferred stock of any series will be described in the applicable prospectus supplement. Under Indiana law, regardless of whether a class or a series of shares is granted voting rights by the terms of our articles of incorporation, the shareholders of that class or series are entitled to vote as a separate voting group, or together with other similarly affected series, on certain amendments to our articles of incorporation and certain other fundamental changes that directly affect that class or series.

Under regulations of the Board of Governors of the Federal Reserve System the (“Federal Reserve Board”), if the holders of any series of preferred stock become entitled to vote for the election of directors because dividends on that series are in arrears, that series may then be deemed a “class of voting securities,” and a holder of 25% or more of that series (or a holder of 5% or more if it otherwise exercises a “controlling influence” over First Merchants) may then be subject to regulation as a bank holding company. In addition, in that event:

•

any bank holding company may be required to obtain Federal Reserve Board approval, and any foreign bank, and any company that controls a foreign bank, that has certain types of U.S. banking operations may be required to obtain Federal Reserve Board approval under the International Banking Act of 1978, to acquire 5% or more of that series of preferred stock; and

•

any person other than a bank holding company may be required to obtain Federal Reserve Board approval under the Change in Bank Control Act of 1978 to acquire 10% or more of that series of preferred stock.

Conversion or Exchange. The terms on which preferred stock of any series may be converted into or exchanged for another class or series of securities will be described in the applicable prospectus supplement.

Other Rights. The shares of a series of preferred stock may have the preferences, voting powers or relative, participating, optional or other special rights as may be described in the applicable prospectus supplement, our articles of incorporation, or as otherwise required by law. The holders of preferred stock will not have any preemptive rights to subscribe to any of our securities.

Title. First Merchants, any transfer agent and registrar for a series of preferred stock, and any of their agents may treat the registered owner of that preferred stock as the absolute owner of that stock, whether or not any payment for that preferred stock shall be overdue and despite any notice to the contrary, for any purpose.

Transfer Agent and Registrar. Unless the applicable prospectus supplement specifies otherwise, Broadridge Corporate Issuer Solutions, Inc. will be the transfer agent, registrar and dividend disbursement agent for each series of preferred stock.

Indiana Law and Certain Provisions of Our Articles of Incorporation; Anti-takeover Measures

Articles of Incorporation

Our articles of incorporation currently authorize the issuance of 100,000,000 shares of common stock and 500,000 shares of preferred stock. Within the limits of applicable law and the listing rules of the Nasdaq Global Select Market, these shares are available to be issued, without prior shareholder approval, with relative rights, privileges and preferences determined by our board of directors. The board could therefore authorize preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of common shareholders or other outstanding preferred stock.

Our articles of incorporation also provide that the affirmative vote of holders of not less than three-fourths (3/4) of the voting shares is required for certain business combinations involving a 10% shareholder, including certain mergers, dispositions of material assets, liquidations or dissolutions, recapitalizations and other transactions that increase a 10% shareholder’s proportionate ownership.

Before approval of a business combination, the board of directors must evaluate all relevant factors and issues and report its conclusion to shareholders. Those factors include the impact of the business combination on the communities in which we or our subsidiaries conduct business, employees, suppliers and customers, as well as any other financial or non-financial factors the board deems relevant.

Any director may be removed, with or without cause, by the affirmative vote of holders of not less than two-thirds (2/3) of the outstanding shares entitled to vote on the election of directors. If the board of directors, by an affirmative vote of at least two-thirds (2/3) of the entire board, recommends removal, the removal may be effected by the affirmative vote of holders of a majority of those shares.

No amendment may repeal, modify, amend, alter or diminish the provisions of Article V, Section 1, Section 1 of Article VII, Sections 4, 11 or 12 of Article IX, or Article X of our articles of incorporation without the affirmative vote of three-fourths (3/4) of the outstanding shares entitled to vote on the amendment.

These provisions in our articles of incorporation are designed to encourage potential acquirers to negotiate with our board of directors and to preserve for shareholders our value in a takeover attempt. These provisions reduce the likelihood that a potential acquirer who is unwilling to pay a market premium determined by the board to be sufficient will attempt to acquire shares of our common stock by means of an open market accumulation, front-end loaded tender offer or other coercive or unfair takeover tactic.

Indiana Law

Chapters 42 and 43 of the IBCL, which are applicable to us, may be deemed to have certain anti-takeover effects by prescribing, in the case of Chapter 42, certain voting requirements in instances in which a person acquires our shares in excess of certain thresholds or proscribing, in the case of Chapter 43, certain transactions between the us and an “interested stockholder” (defined generally as a person beneficially owning 10% or more of a corporation’s outstanding voting stock) during the five year period following the time such person became an interested stockholder.

In addition, Chapter 35 of the IBCL provides that in taking or declining to take any action, or in making or declining to make any recommendation to the shareholders of the corporation with respect to any matter, a board of directors may, in its discretion, consider both the short term and long term best interests of the corporation, taking into account, and weighing as the directors deem appropriate, the effects thereof on the corporation’s shareholders and the other corporate constituent groups and interests, as well as any other factors deemed pertinent by the directors. As a result, by expanding the factors that may be considered relevant by the directors in assessing a takeover proposal, this provision could be deemed to have certain anti-takeover effects.

Banking Holding Company Act

The Bank Holding Company Act generally would prohibit any company that, together with its affiliates, is not solely engaged in activities that are permissible for a bank holding company or a financial holding company from acquiring control of us. For these purposes, “control” is generally defined as ownership, control or the ability to vote 25% or more of any class of voting stock of, control of the election of a majority of the directors of or other exercise of a controlling influence over a bank holding company. In addition, any existing bank holding company would need the prior approval of the Federal Reserve before acquiring more than 5% of our voting stock. The Change in Bank Control Act of 1978, as amended, prohibits a person or group of persons from acquiring control of a bank holding company unless the Federal Reserve has been notified and has not objected to the transaction. Under a rebuttable presumption established by regulations of the Federal Reserve, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as us, is presumed to constitute acquisition of control of the bank holding company for purposes of the Change in Bank Control Act of 1978.

DESCRIPTION OF DEPOSITARY SHARES

The depositary shares will be issued under deposit agreements to be entered into between us and a bank or trust company, as depositary, all to be set forth in the applicable prospectus supplement relating to any or all depositary shares in respect of which this prospectus is being delivered. We will file a copy of the deposit agreement and the depositary receipt with the SEC each time we issue a series of depositary shares, and these depositary receipts and deposit agreements will be incorporated by reference into the registration statement of which this prospectus forms a part.

General

If we elect to offer fractional interests in shares of preferred stock, we will provide for the issuance by a depositary to the public of receipts for depositary shares. Each depositary share will represent fractional interests of preferred stock. We will deposit the shares of preferred stock underlying the depositary shares under a deposit agreement between us and a bank or trust company selected by us. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $50 million. The depositary receipts will evidence the depositary shares issued under the deposit agreement.

The deposit agreement will contain terms applicable to the holders of depositary shares in addition to the terms stated in the depositary receipts. Each owner of depositary shares will be entitled to all the rights and preferences of the preferred stock underlying the depositary shares in proportion to the applicable fractional interest in the underlying shares of preferred stock. The depositary will issue the depositary receipts to individuals purchasing the fractional interests in shares of the related preferred stock according to the terms of the offering described in a prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the entitled record holders of depositary shares in proportion to the number of depositary shares that the holder owns on the relevant record date. The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add the undistributed balance to and treat it as part of the next sum received by the depositary for distribution to holders of depositary shares.

If there is a non-cash distribution, the depositary will distribute property received by it to the entitled record holders of depositary shares, in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to the holders. The deposit agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the preferred stock will be available to the holders of the depositary shares.

Conversion, Exchange and Redemption

If any series of preferred stock underlying the depositary shares may be converted or exchanged, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts.

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem, at the same time, the number of depositary shares representing the preferred stock. The depositary will redeem the depositary shares from the proceeds it receives from the corresponding redemption, in whole or in part, of the applicable series of preferred stock. The depositary will mail a notice of redemption to the record holders of the depositary shares that are to be redeemed between 30 and 60 days before the date fixed for redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share on the applicable series of preferred stock. If less than all the depositary shares are to be redeemed, the depositary will select which shares to be redeemed by lot, proportionate allocation or another method.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption.

Voting

When the depositary receives notice of a meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the particulars of the meeting to the record holders of the depositary shares. Each record holder of depositary shares on the record date may instruct the depositary on how to vote the shares of preferred stock underlying the holder’s depositary shares. The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.

Record Date

Whenever (1) any cash dividend or other cash distribution will become payable, any distribution other than cash will be made, or any rights, preferences or privileges will be offered with respect to the preferred stock, or (2) the depositary receives notice of any meeting at which holders of preferred stock are entitled to vote or of which holders of preferred stock are entitled to notice, or of the mandatory conversion of or any election on our part to call for the redemption of any preferred stock, the depositary will in each instance fix a record date (which will be the same as the record date for the preferred stock) for the determination of the holders of depositary receipts (x) who will be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof or (y) who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or of such redemption or conversion, subject to the provisions of the deposit agreement.

Amendments

We and the depositary may agree to amend the deposit agreement and the depositary receipt evidencing the depositary shares. Any amendment that (1) imposes or increases certain fees, taxes or other charges payable by the holders of the depositary shares as described in the deposit agreement or (2) otherwise prejudices any substantial existing right of holders of depositary shares, will not take effect until 30 days after the depositary has mailed notice of the amendment to the record holders of depositary shares. Any holder of depositary shares that continues to hold its shares at the end of the 30-day period will be deemed to have agreed to the amendment.

Termination

We may direct the depositary to terminate the deposit agreement by mailing a notice of termination to holders of depositary shares at least 30 days before termination. In addition, a deposit agreement will automatically terminate if:

•	the depositary has redeemed all related outstanding depositary shares, or

•	we have liquidated, terminated or wound up our business and the depositary has distributed the preferred stock of the relevant series to the holders of the related depositary shares.

The depositary may likewise terminate the deposit agreement if at any time 60 days have expired after the depositary has delivered to us a written notice of its election to resign and a successor depositary has not been appointed and accepted its appointment. If any depositary receipts remain outstanding after the date of termination, the depositary thereafter will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement except as provided below and except that the depositary will continue (1) to collect dividends on the preferred stock and any other distributions with respect thereto and (2) to deliver the preferred stock together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for interest thereon, in exchange for depositary receipts surrendered. At any time after the expiration of two years from the date of termination, the depositary may sell the preferred stock then held by it at public or private sales, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of depositary receipts that have not been surrendered.

Payment of Fees and Expenses

We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are stated in the deposit agreement for their accounts.

Resignation and Removal of Depositary

At any time, the depositary may resign by delivering notice to us, and we may remove the depositary. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

Reports

The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our articles of incorporation to furnish to the holders of the preferred stock. Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The deposit agreement limits our obligations and the depositary’s obligations to performance in good faith of the duties stated in the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless the holders of depositary shares requesting us to do so furnish us with satisfactory indemnity. . In performing our obligations, we and the depositary may rely upon the written advice of our counsel or accountants, on any information that competent people provide to us and on documents that we believe are genuine.

DESCRIPTION OF DEBT SECURITIES

We have summarized below general terms and conditions of the debt securities that we will offer and sell pursuant to this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to the series of debt securities. The terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement.

We will issue the debt securities in one or more series under either a senior indenture or a subordinated indenture, in each case between us and a trustee as identified in the applicable prospectus supplement. The following description of provisions of the indentures does not purport to be complete and is subject to, and qualified in its entirety by reference to, the indentures, each of which has been filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part. A form of each debt security, any future supplemental indenture or similar document also will be so filed. You should read the indentures and any supplemental indenture or similar document because they, and not this description, define your rights as holder of our debt securities. All capitalized terms have the meanings specified in the indentures.

For purposes of this section of this prospectus, references to “Corporation,” “we,” “us” and “our” are to First Merchants Corporation and not to any of its subsidiaries.

General

We may issue, from time to time, debt securities, in one or more series, which will consist of either senior debt (“Senior Debt Securities”) or subordinated debt (“Subordinated Debt Securities”). Debt securities, whether senior or subordinated, may be issued as convertible debt securities or exchangeable debt securities. Senior Debt Securities will be issued under an indenture, referred to as the “senior indenture,” between us and a senior indenture trustee to be named in the applicable prospectus supplement. Subordinated Debt Securities will be issued under a separate indenture, referred to as the “subordinated indenture,” between us and a subordinated indenture trustee to be named in the applicable prospectus supplement. The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the “indentures.” The indentures will be subject to and governed by the Trust Indenture Act of 1939. A form of each of these indentures is included as an exhibit to the registration statement of which this prospectus is a part.

The following briefly describes the general terms and provisions of the debt securities which may be offered and the indentures governing them. The particular terms of the debt securities offered, and the extent, if any, to which these general provisions may apply to the debt securities so offered, will be described in more detail in the applicable prospectus supplement relating to those securities. The following descriptions of the indentures are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the respective indentures.

Unless we give you different information in the prospectus supplement, the Senior Debt Securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the Subordinated Debt Securities will be subordinated to the prior payment in full of all of our Senior Indebtedness (as described in the applicable prospectus supplement).

Neither indenture limits the amount of debt securities that we may issue. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for any differences in the issue price and, if applicable, the initial interest accrual date and interest payment date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold;

provided that if the additional debt securities are not fungible with the debt securities of the series previously offered or sold for U.S. federal income tax purposes, the additional debt securities will have a separate CUSIP or other identifying number.

The indentures provide that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit designated by us. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indentures, the terms of the indentures do not contain any covenants or other provisions designed to afford holders of any debt securities protection with respect to our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indentures as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for U.S. federal income tax purposes, be treated as if they were issued with “original issue discount,” because of interest payment and other characteristics. Special U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

Provisions of the Indentures

The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:

•	the designation of the debt securities;

•	the price(s), expressed as a percentage of the aggregate principal amount of the debt securities being issued, at which we will sell the debt securities;

•	the aggregate principal amount of the debt securities and any limit thereon;

•	the date(s) when principal payments are due on the debt securities;

•

the interest rate(s) on the debt securities, which may be fixed or variable, per annum or otherwise, and the method used to determine the rate(s), the dates on which interest will begin to accrue and be payable, and any regular record date for the interest payable on any interest payment date;

•	the currency or currencies of payment of principal or interest;

•	the place(s) where principal of, premium and interest on the debt securities will be payable;

•

provisions governing redemption of the debt securities, including any redemption or purchase requirements pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the redemption price and other detailed terms and provisions of such repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than minimum denominations of $1,000 and any integral multiple in excess thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of the principal of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

•	if the provisions under the indenture governing legal defeasance or covenant defeasance shall apply to the debt securities;

•	whether and under what circumstances we will pay Additional Amounts in respect of the debt securities;

•	any provisions relating to the conversion of our debt securities into other securities;

•	any additional or modified events of default from those in the indenture and any change in the acceleration provisions described in the indenture;

•	any additional or modified covenants from those in the indenture with respect to the debt securities; and

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

The applicable prospectus supplement will set forth certain U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are listed or quoted, if any.

Debt securities issued by us will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, except to the extent any such subsidiary guarantees or is otherwise obligated to make payment on such debt securities.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for other securities or property of ours. The terms and conditions of conversion or exchange will be set forth in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding our ability or the ability of the holder to convert or exchange the debt securities

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

The indentures provide that we may not consolidate with or merge with or into, or sell or convey all or substantially all of our assets to any person, firm or corporation, unless:

•

we are the surviving corporation or the successor corporation (if not us) is a corporation organized and validly existing under the laws of any United States domestic jurisdiction and expressly assumes, by a supplemental indenture, our obligations on the debt securities and under such indenture;

•	immediately after giving effect to such transaction, we, or the successor corporation, are not in default in the performance of any covenant or condition under the indenture; and

•

we have complied with our obligations to deliver certain documentation to the applicable trustee, including an officers’ certificate and opinion of counsel each stating that such proposed transaction and any supplemental indenture comply with such indenture.

Events of Default

For any series of debt securities, in addition to any event of default described in the prospectus supplement applicable to that series, an event of default will include the following events:

•	default in the payment when due of principal of any debt security of that series;

•	default in the payment when due of any sinking or analogous fund payment in respect of any debt security of that series;

•	default in the payment when due of any interest on any debt securities of that series, and continuance of such default for a period of 90 days;

•

default in the performance or breach of any other covenant or agreement in the indenture that applies to such series, which default continues for a period of 90 days after we have received written notice of the failure to perform in the manner specified in the indenture;

•	certain events of bankruptcy, insolvency or reorganization involving us or our material subsidiaries; and

•	any other event of default provided in the applicable resolution of our board of directors or the officer’s certificate or supplemental indenture under which we issue such series of debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indentures.

If an event of default with respect to any outstanding debt securities occurs and is continuing, then the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), accelerate the payment of the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) on all debt securities of that series. Following acceleration, payments on our subordinated debt securities, if any, will be subject to the subordination provisions described above under “Subordinated Debt Securities.” At any time after acceleration with respect to debt securities of any series, but before the trustee has obtained a court judgment or decree for payment of the amounts due, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration of all events of default. The prospectus supplement relating to any series of debt securities that are discount securities will contain particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Obligations of the Trustee

The indentures provide that the trustee will be under no obligation to exercise any rights or powers under such indenture at the request of any holder of outstanding debt securities unless the trustee is indemnified against any costs, liability or expense.

Remedies

Subject to certain rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security may institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	such holder has previously given written notice to the trustee of a continuing event of default with respect to the debt securities of that series;

•

the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series have made written request to the trustee to institute proceedings in respect of such event of default in its own name as trustee under the indenture;

•	such holder or holders have offered to the trustee indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

•	the trustee for 60 days after its receipt of such notice, request, and offer of indemnity has failed to institute any such proceeding; and

•

no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

Under the indentures, we must furnish the trustee a statement as to compliance with such indenture within 120 days after the end of our fiscal year (beginning with the fiscal year ending immediately following the execution of such indenture). The indentures provide that, other than with respect to payment defaults, the trustee may withhold notice to the holders of debt securities of any series of a default or event of default if it in good faith determines that withholding notice is in the interests of the holders of those debt securities.

Registered Global Securities

We may issue the debt securities of a series in whole or in part in the form of one or more fully registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

•	by the depositary for such registered global security to its nominee,

•	by a nominee of the depositary to the depositary or another nominee of the depositary, or

•	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

•

ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as “participants,” or persons that may hold interests through participants;

•

upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

•	any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

•

ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture.

Except as set forth below, owners of beneficial interests in a registered global security:

•	will not be entitled to have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

•	will not be considered the owners or holders of the debt securities under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of us, the trustee or any other agent of us or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In such event, we will issue debt securities of that series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary, based upon instructions from its participants, instructed to the trustee.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

We may deposit with the trustee, in trust, cash or U.S. government securities in an amount that, through the payment of interest and principal in accordance with their terms, will provide, not later than one day before the due date of any payment of money, an amount in cash that is sufficient to make all payments of principal and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the due dates for such payments in accordance with the terms of the indenture and those debt securities. If we make such a deposit, unless otherwise provided under the applicable series of debt securities, we will be discharged from any and all obligations in respect of the debt securities of such series (except for obligations relating to the transfer or exchange of debt securities and the replacement of stolen, lost or mutilated debt securities and relating to maintaining paying agencies and the treatment of funds held by paying agents and certain rights of the trustee and our obligations with respect thereto). However, this discharge may occur only if, among other things, we have delivered to the trustee a legal opinion stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and, based thereon confirming that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance had not occurred.

Defeasance of Certain Covenants

Under the indentures (and unless otherwise provided by the terms of the applicable series of debt securities), upon making the deposit and delivering the legal opinion described in “Legal Defeasance” above, we will not need to comply with certain covenants set forth in the indentures, as well as any additional covenants that may be set forth in the applicable prospectus supplement, and any such noncompliance will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

Covenant Defeasance and Events of Default

If we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amounts on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. We will remain liable for those payments.

Satisfaction and Discharge

We may discharge our obligations under either indenture and the debt securities of a series (except for certain surviving rights of the trustee and our obligations in connection therewith) if: (a) all outstanding debt securities of that series and all other outstanding debt securities issued under such indenture (i) have been delivered for cancellation, or (ii) (1) have become due and payable, (2) will become due and payable at their stated maturity within one year or (3) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice and redemption by the trustee (and in the case of clauses (1), (2) and (3), we have deposited with the trustee an amount sufficient to pay and discharge the principal of (and premium, if any), and interest on all outstanding debt securities and any other sums due on the stated maturity date or redemption date, as the case may be); (b) we have paid all other sums payable by us under such indenture; and (c) we have delivered an officers’ certificate and opinion of counsel confirming compliance with all conditions precedent relating to the satisfaction and discharge of the indenture.

Amendments to the Indentures

Each indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities:

•

to evidence the succession of a corporation to the Corporation, or successive successors, as obligor under the indenture and the assumption by any such successor of the covenants, agreements and obligations of the Corporation in the indenture and in the debt securities;

•

to add to the covenants of the Corporation such further covenants, restrictions, conditions or provisions as its board of directors consider to be for the protection of the holders of the debt securities and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions an event of default permitting the enforcement of all or any of the several remedies provided in the indenture, with such period of grace, if any, and subject to such conditions as such supplemental indenture may provide;

•

to establish any series of debt securities and the form or terms of the debt securities of a series, including, without limitation, subordination provisions and any conversion or exchange provisions applicable to the debt securities that are convertible into or exchangeable for other securities or property and any deletions from or additions or changes to the indenture in connection therewith;

•	to add any additional events of default with respect to all or any series of debt securities;

•

to supplement any of the provisions of the indenture to such extent as will be necessary to permit or facilitate the defeasance, covenant defeasance and/or satisfaction and discharge of any series of outstanding debt securities, provided that any such action will not adversely affect the interests of any holder of an outstanding debt security of such series or any other security in any material respect;

•

in the case of any series of debt securities that are convertible into or exchangeable for commodities or for the securities of the Corporation, to safeguard or provide for the conversion or exchange rights, as the case may be, of such debt securities in the event of any reclassification or change of outstanding securities or any merger, consolidation, statutory share exchange or combination of the Corporation with or into another person or any sale, lease, assignment, transfer, disposition or other conveyance of all or substantially all of the properties and assets of the Corporation to any other person or other similar transactions, in accordance with the terms of the indentures or if expressly required by the terms of such series of debt securities;

•	to add to, delete from or revise the conditions, limitations or restrictions on issue, authentication and delivery of debt securities of any series;

•

to modify, eliminate or add to the provisions of the indenture to such extent as is necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939, or under any similar federal statute hereafter enacted, and to add to the indenture such other provisions as may be expressly permitted by the Trust Indenture Act of 1939, excluding certain provisions thereof;

•

to modify, eliminate or add to the provisions of the indenture, if the change or elimination (i) becomes effective only when there are no debt securities outstanding of any series created prior to execution of such supplemental indenture that is entitled to the benefit of such provision or (ii) will not apply to the any debt securities outstanding at the time of such change or elimination;

•

to conform the indenture or the debt securities to the description thereof in the related prospectus, offering memorandum or disclosure document (as provided in an officers’ certificate delivered to the trustee);

•

to cure any ambiguity or to correct or supplement any provision in the indenture or in any supplemental indenture that may be defective or inconsistent with any other provision contained in the indenture or supplemental indenture;

•	to add guarantees with respect to, or to secure, any series of debt security;

•	to evidence and provide for the acceptance and appointment by a successor trustee or facilitate the administration of the trust under the indenture by more than one trustee; or

•	to make any change that does not adversely affect the rights of any holder of debt securities of any series issued under the indenture.

Each indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series of Senior Debt Securities or Subordinated Debt Securities, as the case may be, then outstanding and affected thereby (voting as one class), add any provisions to, or change in any manner, eliminate in any way the provisions of, the indenture or supplemental indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

•	extend the fixed maturities of any outstanding debt securities or reduce the principal amount or premium, if any, or reduce the rate or extend the time of payment of interest;

•	reduce the percentage in aggregate principal amount of the outstanding debt securities, the consent of whose holders is required to amend or supplement the indenture or any supplemental indenture;

•	modify the subordination provisions in a manner adverse to the holders of such debt securities; or

•	make any change to provisions of the indenture to remove any of the limitations in this paragraph upon us or the trustee.

Concerning the Trustee

The indentures limit the right of the trustee, should it become a creditor of ours, to obtain payment of claims or secure its claims. The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

No Individual Liability of Directors, Officers, Employees or Stockholders

The indentures provide that none of our incorporators, directors, officers, employees, stockholders or agents will have any liability for any of our obligations under the debt securities or the indentures or for any claim based on, in respect of or by reason of such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases all such liability. The waiver and release will be part of the consideration for the issue of the debt securities.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from, or to sell to, us, and obligating us to sell to, or to purchase from, the holders, a specified number of shares of our common stock, preferred stock or depositary shares at a future date or dates. The price per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The applicable prospectus supplement will describe the terms of the purchase contracts, including, if applicable, collateral or depositary arrangements.

DESCRIPTION OF UNITS

We may sell any combination of one or more of the other securities described in this prospectus, together as units. In a prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless otherwise specified in the applicable prospectus supplement, we expect to use the net proceeds of our sale of securities for general corporate purposes. General corporate purposes may include, among others, the following:

•	the repayment of existing indebtedness;

•	extending credit to, funding investments in, or making contributions to the capital of our bank subsidiary to support its lending, investing and other financial services activities;

•	the repurchase of our common stock;

•	enhancing our digital presence;

•	extending credit

•	diversification into other banking-related businesses; and

•	funding acquisitions of other institutions, branches, financial institutions, or business that are related to banking if opportunities for such transactions become available.

The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, our bank subsidiary’s funding requirements, the availability of other funds, and other factors. Pending such use for general corporate purposes, we may temporarily invest the net proceeds in short-term securities or reduce our short-term indebtedness, or we may hold the net proceeds in deposit accounts in our subsidiary bank. We expect that we will, on a recurrent basis, engage in additional financings as the need arises to finance our corporate strategies, to fund our subsidiaries, to finance acquisitions or otherwise.

The prospectus supplement with respect to an offering of any security may identify different or additional uses for the proceeds of that offering.

SELLING SECURITY HOLDERS

Selling security holders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities in various private transactions. Such selling security holders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling security holders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

The applicable prospectus supplement will set forth the name of each selling security holder and the number of and type of securities beneficially owned by such selling security holder that are covered by such prospectus supplement. The applicable prospectus supplement also will disclose whether any of the selling security holders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

We and/or any selling security holder may sell common stock, preferred stock, depositary shares, debt securities, purchase contracts or units in one or more of the following ways from time to time:

•	to or though underwriters or dealers;

•	directly to one or more other purchasers;

•

in the “at the market” offerings, within the meaning of Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), to or through a market maker or into an existing trading market on an exchange or otherwise;

•	through agents; or

•	through a combination of any of these methods of sale.

Any underwriters, dealers, or agents will be identified, and the purchase price of the securities, the proceeds to us from the sale, any underwriting discounts and commissions, agency fees, discounts or concessions allowed or reallowed to dealers, and other items constituting underwriters’ or agents’ compensation, any initial public offering price, and any securities exchanges on which the securities are listed, will be described in the applicable prospectus supplement or term sheet.

We (directly or through agents) or any selling security holder may sell, and the underwriters, dealers or agents may resell, the offered securities in one or more transactions, including negotiated transactions, through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate, at a fixed public offering price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of offered securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such series of offered securities if any are purchased.

In connection with the sale of offered securities, the underwriters or agents may receive compensation from us or from purchasers of the offered securities for whom they may act as agents. The underwriters may sell offered securities to or through dealers, who may also receive compensation from purchasers of the offered securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions, including discounts or concessions allowed or reallowed or paid to dealers. If a dealer is used in the sale, we will sell such offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction. Offered securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best-efforts basis for the period of its appointment. Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids. A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security. A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions. These transactions may be effected on the Nasdaq Global Select Market or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of our common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our common stock. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. If any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

We may indemnify the underwriters and agents against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments they may be required to make in respect of such liabilities. Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses. Other than our common stock, which is listed on the Nasdaq Global Select Market, each of the securities issued hereunder will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange. Any common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq Global Select Market, subject to official notice of issuance. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a market for the offered securities.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Dentons Bingham Greenebaum LLP, Indianapolis, Indiana.

EXPERTS

The consolidated financial statements of First Merchants Corporation (the “Corporation”) as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, and the effectiveness of the Corporation’s internal control over financial reporting as of December 31, 2025, have been audited by Forvis Mazars, LLP, independent registered public accounting firm, as set forth in their reports thereon, included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2025, and incorporated herein by reference. Such consolidated financial statements and management’s assessment of internal control (which is included in Management’s Report on Internal Control over Financial Reporting) have been incorporated herein by reference in reliance upon such reports pertaining to such consolidated financial statements and the effectiveness of the Corporation’s internal control over financial reporting given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is an estimate, subject to future contingencies, of the expenses to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered:

SEC Registration Fee		$ (1)
Printing and Engraving Expenses		(2)
Accounting Fees and Expenses		(2)
Legal Fees and Expenses		(2)
Blue Sky Fees and Expenses		(2)
Transfer Agent Fees and Expenses		(2)
Trustee’s and Registrar’s Fees and Expenses		(2)
Rating Agency Fees		(2)
Miscellaneous		(2)

Total	$

(1)	Deferred in accordance with Rules 456(b) and 457(r) of the Securities Act.
(2)

These fees will be dependent on the type and dollar amount of securities offered and number of offerings and, therefore, cannot be estimated at this time. Additional information regarding estimated fees and expenses will be provided at the time information is included in a prospectus supplement, if applicable, in accordance with Rule 430B.

Item 15.	Indemnification of Directors and Officers.

Under the Indiana Business Corporation Law, the Registrant may indemnify directors and officers against liabilities asserted against or incurred by them while serving as such or while serving at its request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise if (i) the individual’s conduct was in good faith, (ii) the individual believed (A) in the case of conduct in the individual’s official capacity, that the individual’s conduct was in the corporation’s best interests and (B) in all other cases, that the individual’s conduct was at least not opposed to the corporation’s best interests, and (iii) in the case of any criminal proceeding, the individual either (A) had reasonable cause to believe the individual’s conduct was lawful or (B) had no reasonable cause to believe the individual’s conduct was unlawful. The Registrant is required under the Indiana Business Corporation Law to indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding in which the director or officer was a party because the director or officer was serving the corporation in such capacity against reasonable expenses incurred in connection with the proceeding. The articles of incorporation of the Registrant require the indemnification of its directors and officers to the greatest extent permitted by the Indiana Business Corporation Law.

The Indiana Business Corporation Law also permits the Registrant to purchase and maintain on behalf of its directors and officers insurance against liabilities asserted against or incurred by an individual in such capacity, whether or not the Registrant otherwise has the power to indemnify the individual against the same liability under the Indiana Business Corporation Law. Under a directors’ and officers’ liability insurance policy, directors and officers of the Registrant are insured against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended.

Any underwriting agreement that we might enter into (Exhibit 1.1) will provide for indemnification by any underwriters of us, our directors, our officers who sign the registration statement and our controlling persons for some liabilities, including liabilities arising under the Securities Act.

Item 16.	Exhibits.

Number	Description

1.1*	Form of Underwriting Agreement

3.1	First Merchants Corporation Amended & Restated Articles of Incorporation, as amended, is incorporated by reference to Exhibit 3.1 of Registrant’s Form 8-K filed May 22, 2024 (SEC File No. 000-17071)

3.2	Bylaws of First Merchants Corporation dated May 20, 2024 are incorporated by reference to Exhibit 3.2 of Registrant’s Annual Report on Form 10-K filed May 22, 2024 (SEC File No. 001-41342)

4.1	Description of the Registrant’s Securities Registered under Section 12 of the Securities Exchange Act of 1934 is incorporated by reference to Exhibit 4.7 of Registrant’s Form 10-K filed March 1, 2023) (SEC File No. 000-17071)

4.2*	Form of Amendment to Articles of Incorporation Creating New Series of Preferred Stock

4.3*	Specimen Certificate for Preferred Stock

4.4*	Form of Deposit Agreement, including form of Depositary Receipt

4.5	Form of Indenture for Senior Debt

4.6*	Form of Senior Debt Securities

4.7	Form of Indenture for Subordinated Debt

4.8*	Form of Subordinated Debt Securities

4.9*	Form of Debt Warrant Agreement, including form of Warrant Certificate

4.10*	Form of Preferred Stock Warrant Agreement, including form of Warrant Certificate

4.11*	Form of Common Stock Warrant Agreement, including form of Warrant Certificate

4.12*	Form of Unit Agreement

4.13*	Form of Purchase Contract

4.14*	Form of Pledge Agreement

4.15*	Form of Remarketing Agreement

5.1	Opinion of Dentons Bingham Greenebaum LLP as to the validity of the securities registered hereunder

23.1	Consent of Forvis Mazars, LLP

23.2	Consent of Dentons Bingham Greenebaum LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page hereto)

25.1**	Form T-1 Statement of Eligibility of Trustee under the Senior Indenture and the Subordinated Indenture

107	Filing Fee Table

*	To be filed by post-effective amendment to the Registration Statement or by a Current Report on Form 8-K and incorporated by reference herein.
**	To be incorporated by reference to a filing made in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii), and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Muncie, State of Indiana, on September 17, 2026.

FIRST MERCHANTS CORPORATION

By:	/s/ Mark K. Hardwick
Mark K. Hardwick, Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark K. Hardwick and Michele M. Kawiecki and each of them his/her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by First Merchants Corporation pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed as of the 17th day of September, 2026 by the following persons in the capacities indicated.

/s/ Mark K. Hardwick Mark K. Hardwick	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Michele M. Kawiecki Michele M. Kawiecki	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Jean L. Wojtowicz Jean L. Wojtowicz	Director

/s/ Michael C. Rechin Michael C. Rechin	Director

/s/ Michael R. Becher Michael R. Becher	Director

/s/ Susan W. Brooks Susan W. Brooks	Director

/s/ Michael J. Fisher Michael J. Fisher	Director

/s/ F. Howard Halderman F. Howard Halderman	Director

/s/ Kevin D. Johnson Kevin D. Johnson	Director

/s/ Clark C. Kellogg Clark C. Kellogg	Director

/s/ Larry W. Myers Larry W. Myers	Director

/s/ Jason R. Sondhi Jason R. Sondhi	Director

/s/ Paul Fultz Paul Fultz	Director